Exhibit 24

POWER OF ATTORNEY

Each of the undersigned officers and directors of Rocky Brands, Inc., an Ohio corporation (the “Company”), hereby appoints as his or her true and lawful attorney-in-fact, Jason S. Brooks, Thomas D. Robertson and Jeremy D. Siegfried, or any of them individually, in his or her name and on his or her behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company’s registration statement on Form S-8 (the “Registration Statement”) relating to the registration of up to 500,000 shares of common stock of the Company, without par value, to be issued by the Company pursuant to the Rocky Brands, Inc. 2024 Omnibus Incentive Plan, and any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, hereby granting unto such attorney-in-fact, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, we have executed this Power of Attorney, in counterparts if necessary, effective as of June 26, 2024.

Signature	Title	Date
/s/ Jason S. Brooks	Chairman, Chief Executive	June 26, 2024
Jason S. Brooks	Officer and President
(Principal Executive Officer)

/s/ Thomas D. Robertson	Chief Operating Officer, Chief Financial Officer and	June 26, 2024
Thomas D. Robertson	Treasurer (Principal Financial and Accounting Officer)

/s/ Curtis A. Loveland	Assistant Secretary and Director	June 26, 2024
Curtis A. Loveland

/s/ Michael L. Finn	Director	June 26, 2024
Michael L. Finn

/s/ Robyn R. Hahn	Director	June 26, 2024
Robyn R. Hahn

/s/ G. Courtney Haning	Director	June 26, 2024
G. Courtney Haning

/w/ William L. Jordan	Director	June 26, 2024
William L. Jordan

/s/ Robert B. Moore, Jr.	Director	June 26, 2024
Robert B. Moore, Jr.

/s/ Dwight E. Smith	Director	June 26, 2024
Dwight E. Smith

/s/ Tracie A. Winbigler	Director	June 26, 2024
Tracie A. Winbigler